UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2014 (December 23, 2014)

AMERICAN REALTY CAPITAL PROPERTIES, INC.
ARC PROPERTIES OPERATING PARTNERSHIP, L.P.
(Exact name of Registrant as specified in its charter)

Maryland	001-35263	45-2482685
Delaware	333-197780	45-1255683
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15th Floor
New York, New York 10022
(Address of principal executive offices, including zip code)

(212) 413-9100
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On December 23, 2014, American Realty Capital Properties, Inc. (“Parent”) and ARC Properties Operating Partnership, L.P., as the borrower (the “Company”), entered into a Consent and Waiver Agreement (the “Consent and Waiver”) with respect to their existing Amended and Restated Credit Agreement (the “Credit Agreement”), dated as of June 30, 2014, as amended by the Consent and Waiver Agreement and First Amendment to Credit Agreement (the “Waiver and Amendment”), dated as of November 12, 2014, by and among Parent, the Company, the lenders party thereto (collectively, the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent.
The Consent and Waiver, among other things, (i) provides for a further extension regarding the delivery of Parent’s third quarter 2014 financial statements and certain certifications regarding its previously delivered first quarter and second quarter 2014 financial statements and other financial deliverables that Parent agreed to provide under the Waiver and Amendment, until the earlier of: March 2, 2015; and 45 days following the receipt of a notice of breach or default from the applicable trustee or the requisite percentage of holders under Parent’s and the Company’s respective indentures, (ii) provides an extension from the Lenders for the delivery of Parent’s full year 2014 audited financial statements until the earlier of: the date that Parent files its Annual Report on Form 10-K with the United States Securities and Exchange Commission (the “SEC”) for the fiscal year ended December 31, 2014; and March 31, 2015, (iii) permanently reduces the maximum amount of indebtedness under the Credit Agreement to $3.6 billion, including the elimination of the $25 million swingline facility (there is approximately $3.2 billion currently outstanding under the Credit Agreement and Parent currently has in excess of $250 million of cash on hand), (iv) provides that until the date that all of the financial deliverables referenced above have been delivered, no further loans or letters of credit will be requested under the Credit Agreement by the Company and that neither Parent nor the Company will pay any dividends on, or make any other Restricted Payment (as defined in the Credit Agreement) on, its respective common equity and (v) provides that Parent and the Company will provide additional financial and other information to the Lenders from time to time. In connection with the Consent and Waiver, Parent and the Company paid certain customary fees to the consenting Lenders and agreed to reimburse certain customary expenses of the arrangers with respect to the Consent and Waiver.
The description above of the Consent and Waiver is qualified in its entirety by reference to the complete text of the Consent and Waiver, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 8.01. Other Events.
On December 29, 2014, Parent issued a press release which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Forward-Looking Statements
Information set forth in this Current Report on Form 8-K (including information included or incorporated by reference herein) may contain “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect Parent’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors, including Parent’s ability to make its requisite filings with the SEC timely and in accordance with the terms of the Consent and Waiver, which could cause actual results to differ materially from those contained in the forward-looking statements. Additional factors that may affect future results are contained in Parent’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. Parent disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1
Consent and Waiver Agreement, dated as of December 23, 2014, by and among American Realty Capital Properties, Inc., ARC Properties Operating Partnership, L.P., the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent

99.1	Press Release dated December 29, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

By:	/s/ Gavin B. Brandon
Name:	Gavin B. Brandon
Title:	Senior Vice President and Chief Accounting Officer

ARC PROPERTIES OPERATING PARTNERSHIP, L.P. By: American Realty Capital Properties, Inc., its sole general partner

By:	/s/ Gavin B. Brandon
Name:	Gavin B. Brandon
Title:	Senior Vice President and Chief Accounting Officer

Date: December 30, 2014

Exhibit Index

Exhibit No.	Description
10.1
Consent and Waiver Agreement, dated as of December 23, 2014, by and among American Realty Capital Properties, Inc., ARC Properties Operating Partnership, L.P., the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent

99.1	Press Release dated December 29, 2014